CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27131, 333-30900, 333-72474, 333-91294, 333-102462, 333-103328, 333-113872, 333-115287, 333-121110, 333-123509, 333-123510, 333-149520, 333-149929, 333-163927, 333-166125, 333-180332, 333-180333, and 333-195498), on Post Effective Amendment. No. 1 on Form S-8 to Form S-4 (333-204732) and on Form S-3 (Nos. 333-108476 and 333-149519) of Ciena Corporation of our report dated December 21, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
December 21, 2015